                              SUBSCRIPTION GUARANTY

                  THIS SUBSCRIPTION GUARANTY AGREEMENT (the "Agreement"), is made and entered into as of this ______ day of August, 1997, by and between American Real Estate Partners, L.P., a Delaware limited partnership ("AREP"), and High Coast Limited Partnership, a Delaware limited partnership ("High Coast").

                                    RECITALS:

                  WHEREAS, AREP is distributing at no cost to holders of record as of the close of business on August 8, 1997 (the "Record Date"), one transferable subscription right (each a "Right") for each five depositary units representing limited partner interests in AREP (the "Depositary Units") held by such holder. Each Right entitles the holder thereof (each a "Rights Holder") to purchase (the "Basic Subscription Right") four Depositary Units and one 5% cumulative pay-in-kind redeemable preferred unit representing a limited partner interest in AREP (each a "Preferred Unit"); and

                  WHEREAS, the Rights also entitle each holder thereof who has exercised any portion of his Basic Subscription Rights to purchase additional Depositary Units and Preferred Units (the "Over-Subscription Privilege") that are not purchased through the exercise of all Basic Subscription Rights (the Depositary Units and the Preferred Units issued upon exercise of the Basic Subscription Rights and/or the Over-Subscription Privilege, if any, are referred to herein as the "Securities"). The Securities available pursuant to the Over-Subscription Privilege will be allocated pro rata (according to the aggregate number of Basic Subscription Rights exercised so that the aggregate amount of Depositary Units and Preferred Units issued to exercising Rights Holders who subscribe pursuant to the Over-Subscription Privilege will generally be in proportion to the aggregate amount of Depositary Units and Preferred Units purchased through the exercise of Basic Subscription Rights) among those Rights Holders who exercise the Over-Subscription Privilege. Other terms and conditions of the issuance of Rights and the subscription for Securities (the "Offering") are more particularly set forth in the definitive prospectus dated as of August __, 1997 (the "Prospectus"), delivered to the holders of Depositary Units simultaneously with the distribution of the Rights; and

                  WHEREAS, the Rights, once issued, will be freely transferable until the close of business on the last business day prior to the expiration date of the Rights (the "Expiration Date"); and

                  WHEREAS, the Rights will be listed on the New York Stock Exchange, Inc. (the "Exchange") under the symbol "ACP.RT;" and

                  WHEREAS, High Coast, the general partner of which is American Property Investors, Inc. ("API"), a Delaware corporation wholly owned by Carl C. Icahn ("Icahn") and which is the general partner of AREP (in such capacity, the "General Partner") together with its affiliates, owns 13,895,712 Depositary Units (54.1%) and 1,920,945 Preferred Units (88.2%) as of the Record Date; and

                  WHEREAS, High Coast agrees herein to serve as a stand by purchaser, guaranteeing to purchase all Depositary Units and Preferred Units available through the Offering but which have not been subscribed for and purchased by other Rights Holders either through the exercise of their Basic Subscription Rights or the Over-Subscription Privilege (the "Unsubscribed Units"), thereby assuring AREP of receiving gross proceeds from the Offering of an amount equal to approximately $300 million.

                  NOW THEREFORE, for and in consideration of the premises, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  1. Representations and Warranties. (a) AREP represents and warrants to High Coast as follows: (The definitions of certain terms, used in this Section 1 are defined in paragraphs (i) and (xix) of this Section 1(a)).

                         (i) AREP meets the requirements for use of Form S-3
under the Securities Act of 1933 (the "1933 Act") and has filed with the Securities and Exchange Commission (the "Commission"), a registration statement (File number 333-31561) on such Form S-3, (together with any pre-effective or post-effective amendments thereto, including post-effective amendments filed pursuant to Rule 462, the "Registration Statement"). As filed, the Registration Statement and amendments thereto and the prospectus included therein (together with any amendments and supplements thereto, the "Prospectus"), shall contain all information required by, and comply in all material respects with the requirements of, the 1933 Act with respect to the Rights, the Securities, the Offering thereof and the purchase of the Unsubscribed Units. The Prospectus and any related letters from AREP to record or beneficial owners of Depositary Units or Rights, related letters from AREP to securities dealers, commercial banks, trust companies and other nominees and other offering materials, in each case disseminated by AREP or by any of its agents with AREP's prior consent, including, without limitation, the Form of Subscription Certificates, the Form of Notice of Guaranteed Delivery, Guarantee, and any other information in writing that AREP may approve or authorize for use in connection with the Offering, are collectively referred to hereinafter as the "Offering Materials."

                         (ii) On the Effective Date (as hereinafter defined),
the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as hereinafter defined), the Prospectus will, comply in all material respects with the applicable requirements of the 1933 Act and the respective rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the Effective Date, the Prospectus, if not required to be filed pursuant to Rule 424(b), and the Offering Materials did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus and the Offering Materials will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that AREP makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to AREP by or on behalf of High Coast specifically for inclusion in the Registration Statement or the Prospectus.

                       (iii) AREP and its subsidiary, American Real Estate Holding Limited Partnership (the "Subsidiary"), are limited partnerships duly formed, validly existing and in good standing under the laws of the State of Delaware with full power, authority and legal right to own, lease and operate their respective properties and conduct their respective businesses as now conducted and currently proposed to be conducted by each of them in the Registration Statement and the Prospectus; and AREP and its Subsidiary are each duly qualified to transact business as a foreign limited partnership and are in good standing in each other jurisdiction in which they own or lease property of a nature, or transact business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on AREP and its Subsidiary, considered as one enterprise.

                       (iv) AREP and its Subsidiary have all requisite power and authority to execute, deliver and perform their obligations under this Agreement; and this Agreement has been duly authorized, executed and delivered by AREP and, assuming due execution and delivery of this Agreement by High Coast, constitutes a legal, valid and binding obligation of AREP, enforceable against AREP in accordance with its terms except (A) as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (B) as rights to indemnity and contribution hereunder may be limited by Federal or state securities laws and/or public policy.

                       (v) The consolidated financial statements and the related notes of AREP incorporated by reference in the Registration Statement and the Prospectus present fairly in accordance with generally accepted accounting principles ("GAAP") the consolidated financial position of AREP as of the dates indicated therein and the consolidated results of operations and cash flows of AREP for the periods specified therein. Such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as otherwise noted therein and subject, in the case of interim financial statements, to normal year-end audit adjustments. The financial statement schedules incorporated by reference in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein.

                        (vi) All of the Unsubscribed Units will have been duly authorized, validly issued and duly recorded in the books and on the records of AREP at the time of issuance; no holder of the Unsubscribed Units will be subject to personal liability by reason of being such a holder; and none of the Unsubscribed Units will be issued in violation of the preemptive rights of any Depositary Unit or Preferred Unit holder.

                        (vii) The Preferred Units, issued and delivered upon a distribution, if any, equal to 5% of the liquidation preference on any of the Unsubscribed Units, will be duly authorized and validly issued and duly recorded in the books and records of AREP; no holder of any of the Unsubscribed Units as of the date of issuance will be subject to personal liability by reason of being such a holder; and none of such Unsubscribed Units outstanding as of the date thereof, will be issued in violation of the preemptive rights of any holder of Preferred Units.

                        (viii) The Depositary Units, when issued and delivered upon conversion, if any, of any of the Unsubscribed Units, will be duly authorized and validly issued and duly recorded in the books and records of AREP; no holder of any of the Depositary Units resulting from the conversion of any of the Unsubscribed Units as of the date of issuance will be subject to personal liability by reason of being such a holder; and none of such Depositary Units outstanding as of the date thereof, will be issued in violation of the preemptive rights of any holder of Depositary Units.

                        (ix) AREP has taken or will take all valid and necessary actions to register and insure the qualification of the Unsubscribed Units under state securities laws.

                        (x) AREP has taken all valid action to duly reserve for listing on the Exchange such number of its authorized and unissued Unsubscribed Units, if accepted for listing, as are deliverable by AREP pursuant to this Agreement, against receipt of and payment therefor in accordance with the provisions set forth herein.

                        (xi) All securities registered by the Registration Statement conform in all material respects to the descriptions thereof contained or incorporated by reference in the Registration Statement and the Prospectus.

                       (xii) Prior to or at the Effective Date, AREP and the Registrar and Transfer Company, the subscription agent ("Subscription Agent") will have entered into a subscription agent agreement (the "Subscription Agent Agreement"). When executed by AREP, the Subscription Agent Agreement will have been duly authorized, executed and delivered by AREP and, assuming due authorization, execution and delivery by the Subscription Agent, will constitute a valid and binding obligation of AREP enforceable against AREP in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                       (xiii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated or described therein, there has not been (a) any material adverse change in the condition (financial or otherwise), results of operations, earnings or business affairs of AREP, whether or not arising in the ordinary course of business, or (b) any distribution of any kind declared, paid or made by AREP on its Depositary Units or Preferred Units, other than regular periodic distributions, if any, and other than the Rights.

                       (xiv) Neither AREP nor its Subsidiary is in violation of its certificate of limited partnership or in default under any contract, indenture, mortgage, loan agreement or other agreement or instrument to which it is a party or by which any of their respective properties may be subject or by which it may be bound, except for such defaults that in the aggregate would not have a material adverse effect on the condition (financial or otherwise) of AREP or its Subsidiary considered as one enterprise. The execution and delivery of, and performance under, this Agreement, the exercise of and payment of the subscription price in connection with such exercise of, the Rights and the participation in the Offering do not and will not result in any violation of the certificate of limited partnership of AREP or its Subsidiary or the agreement of limited partnership of AREP and its Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of AREP or its Subsidiary under (a) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which AREP or its Subsidiary is a party or by which any of their respective properties may be subject or by which it is or may be bound, or (b) any existing applicable law, rule, regulation, judgment, order or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over AREP or its Subsidiary or any of their respective properties

(except, in the case of (a) and (b) above, where such conflicts, breaches or defaults or liens, charges or encumbrances in the aggregate would not have a material adverse effect on the condition (financial or otherwise) of AREP or its Subsidiary considered as one enterprise).

                       (xv) No authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act") and the securities or blue sky laws of the various states), is required for the offer and sale by AREP of the Securities or the consummation of the Offering as set forth in the Registration Statement and the Prospectus or the consummation by AREP of the transactions contemplated by this Agreement.

                       (xvi) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending against or affecting AREP or its Subsidiary that is required to be disclosed in the Registration Statement and the Prospectus.

                       (xvii) AREP has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Rights, the Depositary Units or the Preferred Units; provided, however, that AREP makes no representation as to any action taken by High Coast or its affiliates (other than AREP), except in such affiliates' capacities as officers or agents of AREP, acting in those capacities.

                       (xviii) The proceeds of the Offering will be applied as set forth in the Prospectus.

                       (xix) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto are declared effective by the Securities and Exchange Commission. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Registration Statement" shall mean the registration statement referred to in paragraph (i) above, including exhibits and financial statements, as amended at the Execution Time (or, if not declared effective at the Execution Time, in the form in which it shall be declared effective) and, in the event any post-effective amendment thereto is declared effective prior to the Closing Date, shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A and any post-effective amendment filed pursuant to Rule 462. "Rule 424," "Rule 430A" and "Rule 462" refer to such rules under the 1933 Act. "Rule 430A Information" means information with respect to the Securities, the

Unsubscribed Units and the Offering permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the 1934 Act on or before the Effective Date of the Registration Statement or the issue date of any such Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any such Prospectus shall be deemed to refer to and include the filing of any document under the 1934 Act after the issue date of any such Prospectus, as the case may be, deemed to be incorporated therein by reference.

                  (b) High Coast represents and warrants to AREP as follows:

                         (i) High Coast is a limited partnership duly formed,
validly existing and in good standing under the laws of the State of Delaware with full power, authority and legal right to own, lease and operate its properties and conduct its business as now conducted; High Coast is duly qualified to transact business as a foreign limited partnership and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transact business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on High Coast.

                         (ii) High Coast has all requisite power and authority
to execute, deliver and perform its obligations under this Agreement; and this Agreement has been duly authorized, executed and delivered by High Coast, and, assuming due execution and delivery of this Agreement by AREP, constitutes a legal, valid and binding obligation of High Coast, enforceable against High Coast in accordance with its terms except (A) as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (B) as rights to indemnity and contribution hereunder may be limited by Federal or state securities laws and/or public policy.

                         (iii) High Coast is not in violation of its certificate
of limited partnership or in default under any contract, indenture, mortgage, loan agreement or other agreement or instrument to which it is a party or any of its properties may be subject or by which it may be bound, except for such defaults that in the aggregate would not have a material adverse effect on the condition (financial or otherwise) of High Coast. The execution and delivery of, and performance under, this Agreement, the exercise of and payment of the subscription price in connection with such exercise of, the Rights and the participation in the

Offering do not and will not result in any violation of the certificate of limited partnership of High Coast or the agreement of limited partnership of High Coast, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of High Coast under (a) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which High Coast is a party or any of its respective properties may be subject or by which it is or may be bound, or
(b) any existing applicable law, rule, regulation, judgment, order or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over High Coast or any of its respective properties (except, in the case of (a) and (b) above, where such conflicts, breaches or defaults or liens, charges or encumbrances in the aggregate would not have a material adverse effect on the condition (financial or otherwise) of High Coast).

                        (iv) The partnership interests of High Coast are owned beneficially by the General Partner, ACF Industries, Incorporated, a New Jersey corporation ("ACF"), and Tortoise Corp., a New York corporation, each of which is controlled by Icahn; and

                        (v) High Coast owns beneficially 13,895,712 Depositary Units and 1,920,945 Preferred Units.

                        (vi) Immediately prior to the Expiration Date, High Coast will receive a cash contribution from ACF or an affiliate thereof of such dollar amount, if any, as is necessary for High Coast to comply with its obligations to AREP pursuant this Agreement.

                        (vii) To the extent that the Registration Statement or Prospectus contains any information regarding High Coast, on the Effective Date, those portions of the Registration Statement or the Prospectus, furnished in writing to AREP by or on behalf of High Coast specifically for inclusion therein, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                        (viii) The execution, delivery and consummation of this Agreement, and the participation by High Coast in the Offering as described in the Registration Statement and the Prospectus do not and will not result in any violation of High Coast's agreement of limited partnership and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of High Coast or its affiliates under (A) any indenture, mortgage, lien agreement, or other agreement or instrument to which High Coast or its affiliates is a party or any of their respective properties may be subject, or by which each of them or any of them may be bound or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over High Coast or its affiliates or any of its respective properties (except, in the case of (A) and (B) above, where such conflicts, breaches or defaults or liens, charges or encumbrances in the aggregate would not have a material adverse effect on the condition (financial or otherwise) of High Coast).

                        (ix) No authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the 1933 Act and the securities or blue sky laws of the various states), is required for the receipt or sale of Unsubscribed Units by High Coast or its affiliates, in connection with the execution, delivery and consummation of this Agreement, and the participation by High Coast in the Offering as described in the Registration Statement and the Prospectus.

                        (x) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending against or affecting High Coast.

                        (xi) High Coast has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Rights, the Depositary Units or the Preferred Units; provided, however, that High Coast makes no representation as to any action taken by AREP or its Subsidiary.


                  2.  Agreement of Parties Concerning Purchase, Sale, Delivery
                      --------------------------------------------------------
                      and Compensation.
                      -----------------


                  On the basis of, and in reliance upon, the representations and warranties contained herein and subject to the terms and conditions set forth herein, the parties agree as follows:

                  (a) AREP agrees to issue and sell to High Coast and High Coast agrees to (i) subscribe for and purchase 11,116,568 Depositary Units and 2,779,142 Preferred Units through the exercise of its Basic Subscription Rights and (ii) to purchase Depositary Units and Preferred Units which are not otherwise acquired by Rights Holders pursuant hereto, thereby assuring AREP will receive gross proceeds from the Offering of an amount equal to approximately $300 million.

                  (b) Delivery of and payment for the Securities purchased by High Coast mentioned in Section 2(a)(i) above shall be made in accordance with the terms set forth in the Registration Statement. Delivery of and payment for the Unsubscribed Units purchased by High Coast mentioned in Section 2(a)(ii) above shall be on the third (3rd) business day after written notice is given by AREP or the Subscription Agent to High Coast of the number and aggregate purchase price of the Unsubscribed Units High Coast is obligated hereunder to purchase (the "Closing Date"). Payment shall be made to AREP by certified or official bank check or similar next day funds payable to the order of AREP, against delivery to High Coast of those certificates for those Unsubscribed Units High Coast is obligated hereunder to purchase. The certificates for such Unsubscribed Units shall be in such denominations as may be requested by High Coast and registered in the name of High Coast, unless otherwise designated by High Coast in writing two days before the date of the Closing Date.

                  (c) AREP will enter into and perform under an agreement between High Coast and AREP whereby High Coast is granted registration rights with respect to all Depositary Units and Preferred Units owned by High Coast (the "Registration Rights Agreement"), a copy of which is attached hereto as Exhibit A.

                  (d) AREP will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing, and delivery to High Coast of copies, of the Registration Statement as originally filed and of each amendment thereto, and of the Prospectus; (ii) the printing (or otherwise reproducing) of this Agreement; (iii) the preparation, issuance and delivery of the Subscription Certificates to the unit holders of AREP; (iv) the preparation, issuance and delivery of the certificates for the Securities and Unsubscribed Units to High Coast; (v) the reasonable fees and disbursements of AREP's counsel and accountants; (vi) the qualification of the Rights and the Securities under state securities laws in accordance with the provisions of
Section 1(a)(ix) hereof, including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of a survey of the state securities laws (the "Blue Sky Survey"); (vii) the printing (or otherwise reproducing) and delivery to High Coast of copies of the Blue Sky Survey; and (viii) the fees and expenses incurred in connection with the listing of the Rights and the Securities issued in connection with the Offering, on the Exchange.

                  (e) If this Agreement is terminated by High Coast in accordance with the provisions of Section 4 or Section 6 hereof, AREP shall reimburse High Coast for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of High Coast's counsel up to a maximum of $25,000.

                  3.  Covenants.
                      ---------

                  (a) AREP covenants to and agrees with High Coast that:

                         (i) AREP will use its best efforts to cause the
Registration Statement, if not effective at the Execution Time, and any amendment thereof, including any post-effective amendment, to become effective as soon as practicable. Prior to the termination of the Offering, AREP will not file any amendment of the

Registration Statement or supplement to the Prospectus without High Coast's prior consent, which consent shall not be unreasonably withheld or delayed. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), AREP will cause the Prospectus, properly completed, to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to High Coast of such timely filing. AREP will promptly advise High Coast (A) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (B) when the Prospectus, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (C) when, prior to termination of the Offering, any amendment to the Registration Statement shall have been filed or become effective, (D) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (F) of the receipt by AREP of any notification with respect to the suspension of the qualification of the Securities or the Unsubscribed Units for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. AREP will use its best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof.

                        (ii) If, at any time when the Prospectus relating to the Securities is required to be delivered under the 1933 Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the 1933 Act or the rules thereunder (including to comply with Item 512(c) of the Regulation S-K under the 1933 Act), AREP promptly will prepare and file with the Commission, subject to the second sentence of paragraph (a)(i) of this Section 3, an amendment or supplement which will correct such statement or omission or effect such compliance.

                        (iii) As soon as practicable, AREP will make generally available to its unit holders, including High Coast, an earning statement or statements of AREP which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 promulgated thereunder.

                        (iv) AREP will furnish to High Coast and its counsel, without charge, a signed copy of the Registration Statement (including all amendments and exhibits thereto).

                         (v) AREP will promptly advise High Coast if any of the
representations and warranties contained in Section 1(a) hereof becomes inaccurate in any material respect subsequent to the date hereof.

                         (vi) AREP will commence mailing, or cause the
Subscription Agent to mail, the Subscription Certificates to holders of the Depositary Units as of the Record Date not later than seven business days following the Record Date and shall complete such mailing expeditiously, and will offer the Securities for subscription in accordance with the terms and under the conditions set forth in the Prospectus. The Expiration Date shall be not later than 5:00 PM, New York City time, on September 11, 1997. AREP will advise High Coast daily, during the period when the Rights are exercisable, of the number and class of Securities subscribed for, and prior to 12:00 Noon, New York City time, on the business day following the Expiration Date, will advise High Coast of the number of Securities for which Rights Holders subscribed.

                  (b) High Coast covenants to and agrees with AREP that:

                         (i) High Coast will promptly advise AREP if any of the
representations and warranties contained in Section 1(b) hereof becomes inaccurate in any material respect subsequent to the date hereof.

                         (ii) High Coast will deliver to AREP consolidated
financial statements and the related notes of ACF, which present fairly in accordance with generally accepted accounting principles ("GAAP") the consolidated financial position of ACF for the last two years.


                  4. Conditions to Obligations of High Coast.
                     ---------------------------------------

                  The obligation of High Coast to comply with the provisions of this Agreement shall be subject to the accuracy of the representations and warranties on the part of AREP contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements made by AREP in any certificates pursuant to the provisions hereof, to the performance by AREP of its obligations hereunder and the following additional conditions:

                  (a) If the Registration Statement has not become effective prior to the Execution time, unless High Coast agrees in writing to a later time, the Registration Statement will become effective not later than 12:00 Noon, New York City time on the day on which trading in the Rights begins on the Exchange; if filing of the Prospectus is required pursuant to Rule 424(b), the Prospectus, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (b) AREP shall furnish Gordon Altman Butowsky Weitzen Shalov & Wein, counsel to High Coast, such documents as are required to enable Gordon Altman Butowsky Weitzen Shalov & Wein to render a legal opinion on matters including, without limitation, the issuance and sale of the Rights and the Securities, the Unsubscribed Units, the Registration Statement, Prospectus and other related matters as High Coast may reasonably request.

                  (c) AREP shall have furnished to High Coast certificates of AREP dated as of the Execution Time and the Closing Date and signed by any two officers of the General Partner to the effect that:

                                  (i) the representations and warranties of AREP
         in this Agreement are true and correct in all material respects at and as of the Execution Time or on and as of the Closing Date, as the case may be, with the same effect as if made at the Execution Time or on the Closing Date, as the case may be, and AREP shall have complied with all the covenants and agreements and satisfied all conditions, as applicable;

                                  (ii) there has been no issuance of a stop
         order suspending the effectiveness of the Registration Statement and no proceedings for that purpose have been instituted or, to the best of AREP's knowledge, no such order is threatened;

                                  (iii) since the date of the most recent
         financial statements included in the Prospectus, there has been no material adverse change in the condition (financial or otherwise), of AREP or its Subsidiary, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by AREP in the Prospectus.


                  5. Indemnification and Contribution.

                  (a) AREP agrees to indemnify and hold harmless the general partner, officers, other limited partners, employees and agents of High Coast and each person who controls High Coast within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any of the Offering Materials, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that AREP will not be liable in any such case to the extent that any such loss, claim, damage or liability (A) arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to AREP by or on behalf of High Coast specifically for inclusion therein or (B) is found in a final judgment by a court of competent jurisdiction to have resulted from the bad faith or negligence of such indemnified party or any party related to an indemnified party. This indemnity agreement will be in addition to any liability which AREP may otherwise have.

                  (b) High Coast agrees to indemnify and hold harmless AREP, each of its directors, each of its officers who signs the Registration Statement, and each person who controls AREP within the meaning of the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from AREP to High Coast, but only with reference to (i) written information relating to High Coast furnished to AREP by or on behalf of High Coast specifically for inclusion in the documents referred to in the foregoing indemnity, or (ii) securities law violations. This indemnity agreement will be in addition to any liability which High Coast may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this
Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above, unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, representing the indemnified parties who are parties to such action), (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 5 is unavailable to or insufficient to hold harmless an indemnified party for any reason, AREP and High Coast agree to contribute to the aggregate losses, claims, damages and liabilities, including legal or other expenses reasonably incurred in connection with investigating or defending same (collectively "Losses") to which AREP, on the one hand, and High Coast, on the other hand, may be subject in such proportion as is appropriate to reflect the relative benefits received by AREP, on the one hand, and High Coast, on the other hand, from the Offering. If the allocation provided by the immediately preceding sentence is unavailable for any reason, AREP, on the one hand, and High Coast, on the other hand, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of AREP, on the one hand, and of High Coast, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by AREP shall be deemed to be equal to the total net proceeds from the Offering (before deducting expenses), as set forth on the cover page of the Prospectus (assuming that all such Rights are exercised), and benefits received by High Coast shall be deemed to be equal to the total compensation paid to High Coast hereunder. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by AREP or High Coast. AREP and High Coast agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of

Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
Section 5, each person who controls High Coast within the meaning of either the 1933 Act or the 1934 Act and each director, officer, partner, employee and agent of High Coast shall have the same rights to contribution as High Coast, and each person who controls AREP within the meaning of either the 1933 Act or the 1934 Act, each officer of AREP who shall have signed the Registration Statement and each officer of AREP shall have the same rights to contribution as AREP, subject in each case to the applicable terms and conditions of this paragraph (d).


                  6. Termination. This Agreement shall be subject to termination in the absolute discretion of High Coast, by notice given to AREP prior to delivery of and payment for the Securities and Unsubscribed Units, if prior to such time (i) trading in AREP's Depositary Units or Preferred Units shall have been suspended by the Commission or the Exchange or trading in securities generally on the Exchange shall have been suspended or limited or minimum prices shall have been established on the Exchange, (ii) AREP shall terminate the Offering or the Offering shall not take place, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iv) there shall have occurred a decline in either the Dow Jones Industrial Average or the Standard & Poor's Index of 400 Industrial Companies by an amount in excess of 20% measured from the close of business on the last trading day preceding the date hereof to the close of business on the Expiration Date, or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency, or war or other calamity or crisis the effect of which on the financial markets is such as to make it, in the sole judgment of High Coast, impracticable or inadvisable to proceed with the Offering or delivery of the Securities and/or the Unsubscribed Units or the fulfillment of High Coast's obligations, as contemplated by this Agreement.


                  7. Representations and Indemnities to Survive. The respective representations, warranties, agreements, covenants, indemnities and other statements of AREP or its officers, and of High Coast or its affiliates as set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any of the officers, directors or controlling persons of High Coast or AREP. The representations, warranties, agreements, covenants, indemnities and other statements will survive delivery of and payment for the Securities. The provisions of the subsection (e) of Section 2 and Section 5 hereof shall survive the termination or cancellation of this Agreement.


                  8. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to High Coast will be mailed, delivered or telegraphed and confirmed to it at 767 Fifth Avenue, 47th Floor, New York, New York 10153, Attn: Carl C. Icahn; or, if sent to AREP, will be mailed, delivered or telegraphed and confirmed to it at 100 South Bedford, Mount Kisco, NY 10549, attn. John P. Saldarelli.


                  9. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons of AREP and High Coast, and no other person will have any right or obligation hereunder.


                  10. Applicable Law. This Agreement will be governed by and construed in accordance with the substantive laws of the State of New York.


                  11. Business Day. For purposes of this Agreement, "business day" means any day on which the Exchange is open for trading.


                  12. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


                  13. Agreement Supersedes. This Agreement shall supersede all provisions of any prior agreements, whether written or oral, of the parties to this Agreement that relate to the transactions contemplated by this Agreement.

                  IN WITNESS WHEREOF, and intending to be legally bound thereby, each of AREP and High Coast has signed or caused to be signed its name by its proper officers thereunto duly authorized, all as of the day and year first above written.

                                AMERICAN REAL ESTATE PARTNERS, L.P.

                                By: American Property Investors, Inc.



                                    By:
                                         -----------------------------
                                         Name:
                                         Title:


                                HIGH COAST LIMITED PARTNERSHIP

                                By: American Property Investors, Inc.



                                    By:
                                         -----------------------------
                                         Name:
                                         Title:




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